SLICKER & ALBERTY PC
                         ATTORNEYS AND COUNSELORS AT LAW
                            4444 EAST 66th, SUITE 201
                           TULSA, OKLAHOMA 74136-4206

                                                            PHONE (918) 496-9020
FREDERICK K. SLICKER                                          FAX (918) 496-9024
GREGORY W. ALBERTY                                   E-MAIL: fslicker@swbell.net
                                                     E-MAIL: albertyg@swbell.net

                                    EXHIBIT 5
                               OPINION OF COUNSEL

JANUARY 15, 2001

Board Of Directors
Ives Health Company, Inc.
817 North JM Davis Boulevard
Claremore, OK 74017

Gentlemen:

     This Opinion is rendered in connection with the filing by Ives Health Company, Inc. ("Company") of its Registration Statement on Form S-8 ("Registration Statement") of even date. We have acted as special counsel for the Company in connection with the preparation and filing of the Registration Statement.

     We have examined the Certificate of Incorporation, the Bylaws and various related actions of the Board of Directors of the Company or copies certified or otherwise identified to our satisfaction of such documents and records of the Company and of such statutes and other documents as we have considered necessary or appropriate in the circumstances to render the following opinions. We have relied upon the accuracy of factual information provided to us by the Company and upon the accuracy of the representations and undertakings set forth in the Registration Statement. Specifically, among other facts certified to us, we have relied upon the facts certified in the Officer's Certificate, which is attached hereto as Exhibit A and is incorporated herein by reference for all purposes.

     In rendering the opinions expressed below, we have assumed that:

     1. Each person signing any document reviewed by us had the legal capacity to do so, and each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity; and

     2.   The signatures  appearing on all documents reviewed by us are genuine;
          and

     3. All documents submitted to us as originals are authentic, correct and complete; and all copies of documents reviewed by us conform to the original; and

     4, All facts set forth in all certificates attached to this Opinion are true, correct and complete.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

     1. The Company has duly authorized the taking of all actions necessary to issue the Shares covered by the Registration Statement.

     2.   The  Shares  covered  by the  Registration  Statement  have  been duly authorized, are validly issued and will be fully paid and non-assessable shares upon receipt by the Company of full payment of the secured promissory note given in partial payment for the Shares; and

     3.   The  Company  has  duly  authorized  the  filing  of the  Registration
          Statement.

     4. The Shares covered by the Registration Statement were issued for bona fide services rendered or to be rendered.

     5. The persons who are listed as selling shareholders and whose Shares are covered by the Registration Statement are permitted to use Form S-8.

     We express no opinion with respect to (i) the enforceability of the indemnification provisions set forth in the Company charter, bylaws and individual agreements to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of Federal or state securities or blue sky laws; (ii) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court; (iii) the validity of the exercise of discretion contrary to applicable laws, rules and regulations; or (iv) any other matter not expressly set forth herein. We are members in good standing of the Bar of the State of Oklahoma. The opinions above are limited to the laws of the United States of America and the laws of the State of Oklahoma.

     This Opinion is governed by, and shall be interpreted in accordance with the Legal Opinion Accord ("accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith. We express no opinion as to any matter other than as expressly set forth about, and no opinion not expressly and specifically expressed on any matter may be inferred from this opinion. This Opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change thereafter set forth herein. This Opinion is for your sole use and benefit, and no other person may be furnished a copy of this Opinion or may relay an this Opinion without our prior written consent. We consent to the filing of this Opinion as an exhibit to the Registration Statement and to reference to our firm as experts in the Registration Statement.

                              Very truly yours,

                              /s/ Frederick K. Slicker

                              Slicker & Alberty, P.C.

                                   EXHIBIT A
                                   ---------
                                       TO
                                       --
              SLICKER & ALBERTY, PC OPINION DATED JANUARY 15, 2001
              ----------------------------------------------------

                              OFFICER'S CERTIFICATE
                              ---------------------

     The undersigned is an officer of Ives Health Company, Inc. ("Company") and hereby certifies that:

     (a) The Board of Directors of the Company duly authorized the issuance of the Shares covered by the Registration Statement on Form S-8 of even date ("S-8") in accordance with applicable corporate and federal and state securities laws.

     (b) All corporate actions were duly and validly taken, are in full force and effect and have not been altered, modified, rescinded or revoked in any respect.

     (b) The Selling Shareholder paid to the Company valid consideration equal to $.001 per share, the par value thereof, and delivered to the Company his Secured Promissory Note for the balance per share of $.049 per share. The Shares that have not been fully paid for are being held in escrow pending receipt by the Company of the full payment therefor.

     (c)  The  Shares  were   offered,   purchased,   delivered  and  issued  in
          transactions exempt from registration under applicable federal and state securities laws.

     (d) All such actions are in full force and effect and have not been altered, modified, rescinded or revoked in any respect.

     (e) The Company is in compliance with all requirements of and has filed all documents required to be filed by it pursuant to the Securities Exchange Act of 1934 within the last 12 months.

     (f) The undersigned has read the General Instructions applicable to the S-8, specifically including the definition of "employee" for purposes of the S-8.

     (g)  The Company is entitled to use S-8 to register the Shares.

     (h) The selling shareholder is a natural person who received the shares for bona fide services rendered or to be rendered not in connection with a capital fund-raising transaction and not directly or indirectly to establish or maintain a market for the Shares.

     (i) Slicker & Alberty, PC may rely on the truth and accuracy of this Certificate in rendering an opinion in connection with the filing by the Company with the S-8.

     (k) The undersigned office has reviewed that Opinion and this Certificate and certifies that the facts reflected in the Opinion and in this Certificate are true and correct in all respects.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 15th day of January, 2001.


                                   /s/ Michael D. Harrison
                                   --------------------------------------------
                                   Michael D. Harrison, Chief Executive Officer